UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/12/2009

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

Air Transport Services Group, Inc.'s wholly owned subsidiary, ABX Air, Inc., is party to a Hub and Line-Haul Services Agreement with DHL Express (USA), Inc., dated August 15, 2003 (the "Hub Services Agreement") (DHL Express (USA), Inc., DHL Network Operations (USA), Inc. and DPWN Holdings (USA), Inc., shall hereinafter be individually and collectively referred to as "DHL" from time to time). Under the Hub Services Agreement, ABX Air provides staff to conduct package handling, package sorting and airport facilities and equipment maintenance services for DHL, on a cost plus basis. The Hub Services Agreement has an initial term of four years and thereafter automatically renews for additional one-year periods on August 15th of each year, unless either party provides written notice of non-renewal to the other at least 90 days prior to the expiration of the then current period. Copies of the Hub Services Agreement, together with amendments, have been filed with the Securities and Exchange Commission (the "SEC").

On April 17, 2009, DHL announced that, further to its U.S. restructuring plans, it intends to move its package sorting and aircraft hub operations from DHL Air Park in Wilmington, Ohio to the Greater Cincinnati/Northern Kentucky International Airport in Hebron, Kentucky. DHL has indicated to ABX Air that it plans to move its operations during the third quarter of 2009.

On May 12, 2009, DHL notified ABX Air that it will not be renewing the Hub Services Agreement at the end of the current term. Accordingly, the Hub Services Agreement will expire on August 15, 2009.

ABX Air is also party to an ACMI Service Agreement, dated August 15, 2003 (the "ACMI Agreement"), with DHL Network Operations (USA), Inc., pursuant to which ABX Air provides air lift to DHL. In addition, ABX and DPWN Holdings (USA), Inc. are parties to a Severance and Retention Agreement, dated August 15, 2008 (the "Severance Agreement"), which specifies employee severance, retention and other benefits that DHL reimburses to ABX Air for payment to its employees that are displaced in conjunction with DHL's U.S. restructuring plan. The notice from DHL regarding termination of the Hub Services Agreement does not impact the current term of the ACMI Agreement, which runs through August 15, 2010, the term of the Severance Agreement or the term of any other agreements between ABX Air and DHL. Copies of the ACMI Agreement, together with amendments, and the Severance Agreement have been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: May 15, 2009	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary